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                                                                       FORM 10-Q
                                                                      EXHIBIT 11

               STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS

     Net income per share is computed based on the weighted average number of shares outstanding, including the dilutive effect of stock options, as follows:


                                              Three Months Ended         Nine Months Ended
                                              ------------------------------------------------
                                                 September 30,              September 30,
(in thousands, except per share amounts)       1997        1996          1997             1996
----------------------------------------------------------------------------------------------
NET INCOME (LOSS):                           $ (4,951)    $11,498       $17,253         $32,183
                                             ========     =======       =======         =======
PRIMARY EARNINGS PER SHARE:
 Actual average shares outstanding             18,597      18,601        18,556          18,574
 Net effect of the assumed exercise of
   stock options -- based on the treasury
   stock method using average market price
   for the period                                 399         249           337             282
                                             --------     -------       -------         -------
 Pro forma average shares outstanding          18,996      18,850        18,893          18,856
                                             ========     =======       =======         =======
 Net Income (Loss) Per Share                 $  (0.27)    $  0.61         $0.91         $  1.71
                                             ========     =======       =======         =======

FULLY DILUTED EARNINGS PER SHARE:
 Actual average shares outstanding             18,597      18,601        18,556          18,574
 Net effect of the assumed exercise of
   stock options -- based on the treasury
   stock method using higher of average or
   closing market price                           459         251           460             282
                                             --------     -------       -------         -------
 Pro forma average shares outstanding          19,056      18,852        19,016          18,856
                                             ========     =======       =======         =======
 Net Income (Loss) Per Share                 $  (0.27)    $  0.61       $  0.91         $  1.71
                                             ========     =======       =======         =======